EXHIBIT 10.83

                                LEASE RIDER



                  Rider containing 22 numbered articles attached to and made part of Lease of Demised Premises in Property located at 48 Juniper Road, Port Washington, New York, dated August 1, 2001 between Brodsky Sibling Realty Juniper Road, LLC., as Landlord, and National Medical Health Card Systems, Inc., as Tenant.

                  In the event of any conflict between any of the terms of the provisions of this Rider and any of the terms of the printed portion of this Lease, the provisions of this Rider shall be controlling.


     1. Basic Rent. Tenant shall pay the annual rent as described in Exhibit A attached hereto and made part hereof ("Basic Rent") in equal monthly installments in advance on the first day of each calendar month included in the Initial Term and any Extended Term, if applicable.

     2. Additional Rent. In addition to the Basic Rent provided for above, all other payments to be made by Tenant to Landlord shall be deemed to be and shall become Additional Rent hereunder whether or not the same be designated as such, and, unless otherwise provided, shall be due and payable ten (10) days after demand. Landlord shall have the same remedies under the printed portion of this Lease for failure to pay said Additional Rent, as for the nonpayment of Basic Rent. Tenant's obligation to pay Additional Rent shall survive the expiration of the Initial Term or any Extended Term of this Lease. Installments of Basic Rent and any Additional Rent payable on a monthly basis shall be equitably adjusted if any term of this Lease commences or terminates on a day other than the first day of a calendar month. Landlord agrees to provide photocopies of all bills substantiating Additional Rent upon request of Tenant.

     In no event shall any Basic Rent or Additional Rent adjustments hereunder result in a decrease in the fixed annual rent.

3. Additional Remedies of Landlord.

     A. If the Tenant shall, at any time during the Initial Term or any Extended Term of this Lease, be in default hereunder, and if the Landlord shall institute an action or summary or other proceeding against the Tenant based on such default, then the Tenant shall reimburse the Landlord for the expenses of attorneys' fees and disbursements thereby incurred by the Landlord, so far as the same are reasonable in amount. The amount of such expenses shall be deemed to be Additional Rent hereunder.

     B. Tenant shall have no right to occupy the Demised Premises or any portion thereof after the expiration of the Lease. In the event Tenant or any party claiming by, through or under Tenant, holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Demised Premises, and for damages. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant, remains in occupancy of all or any portion of the Demised Premises after the expiration of the Lease, or after termination of the Lease, Tenant shall pay, as damages and not as a penalty, monthly rental at a rate equal to double the rate of Basic Rent and any Additional Rent (payable on a monthly basis) payable by Tenant hereunder immediately prior to the expiration or other termination of the Lease. The acceptance by Landlord of any lesser sum shall be construed as a payment on account and not in satisfaction of damages for such holding over. If the holding over occurs at the expiration of the Initial Term or any Extended Term under this Lease or by reason of a termination by mutual agreement of the parties, the Landlord may as an alternative remedy, elect that such holding over shall constitute a renewal of this Lease for one (1) year at a rental equal to 150% of the rate of Basic Rent payable hereunder immediately prior to the expiration or termination of the Lease, and upon all of the other covenants and agreements contained in this Lease.

4. Utilities.

     A. Tenant agrees to pay for all utilities consumed by it in the Demised Premises, including, without limitation, electric, gas, heat, hot water and any other utility.

     B. Landlord reserves the right to stop furnishing heat when necessary by reason of accident, emergency, repairs, alterations, replacements or improvements, which are in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Such interruption shall not constitute an eviction. Except in the case of accident or emergency, Landlord will give Tenant five (5) days notice. There shall be no abatement in Basic Rent or Additional Rent because of any such interruption, if Landlord shall pursue such work with reasonable diligence and dispatch.

     C. Tenant shall make no alterations or additions to the electric equipment and/or lighting without first obtaining written consent from Landlord in each instance. This provision is to prevent Tenant from overloading the Property's electrical distribution facilities. Tenant covenants and agrees that its use of electricity shall not exceed the capacity of existing feeders to the Property, risers or wire installation. Tenant agrees not to use portable heaters and/or any other means of providing temporary heating without the express written consent of the Landlord.

5. Cleaning and Rubbish Removal; Snow and Ice Removal; Landscaping.

     A. Tenant shall provide, at its sole cost and expense, all janitorial services including, without limitation, interior window cleaning, required to keep the Demised Premises clean and in good order. Tenant or its agent shall clean the Demised Premises in a manner satisfactory to Landlord and only persons approved by Landlord shall be permitted to enter the Demised Premises for such purpose. Refuse and rubbish shall be brought by Tenant or its agent to an area designated by Landlord for collection.

     B. Tenant agrees to provide snow and ice removal on sidewalks surrounding Demised Premises.

     C. Tenant agrees to maintain the landscaping around the Demised Premises.

     6. The "Commencement Date" of this Lease shall be August 1, 2001.

7. Real Estate Taxes.

     A. For the purposes of this Lease, "Real Estate Taxes" shall include, but not be limited to all taxes, special assessments, and other governmental charges of any kind whatsoever levied against the Building and the real property upon which it stands, including air rights (collectively, the "Property") during the Initial Term or any Extended Term of this Lease. Tenant agrees to pay all Real Estate Taxes on the Demised Premises, which payments Tenant and Landlord acknowledge are included as part of the Basic Rent.

     B. If due to a change in the method of taxation any franchise, income, profit or other tax, however designated, shall be levied against Landlord's interest in the Property in whole or in part for or in lieu of any tax which would otherwise constitute Real Estate Taxes, such change in the methods of taxation shall be included in the term Real Estate Taxes for purposes hereof.

     C. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation. Should Landlord be successful in any such reduction proceeds and obtain a rebate for periods during which Tenant has paid such increases, Landlord shall, after deducting Landlord's expenses in connection therewith, including without limitation attorney's fees and disbursements, credit such rebate, against the next installment or successive installments of Basic Rent and monthly payments of Additional Rent next coming due; provided, however, that Tenant may not obtain any portion of the benefits which may accrue to Landlord from any reduction in Real Estate Taxes for any year prior to the commencement date of this Lease.

     D. Landlord's failure during the Initial Term or any Extended Term of this Lease to prepare and deliver any of the foregoing tax statements or Landlords' failure to make a demand, shall not in any way waive or cause Landlord to forfeit or surrender its rights to collect any Real Estate Taxes, which may have become due during the Initial Term or any Extended Term of this Lease. Tenant's liability for the amounts due under this article shall survive the expiration or termination of this Lease.

8. Repairs and Restrictions.

     A. The Landlord shall be under no obligation to repair, alter or decorate any portion or all of the Demised Premises, in connection with the use and occupation of the Demised Premises by Tenant, or to institute or defend any action with respect to the Tenant's use and occupation of the Demised Premises. The Tenant agrees that all repairs, alterations, additional decorations or otherwise, necessary for the Tenant's use and occupation shall be the sole responsibility and shall be done at the sole cost and expense of the Tenant, except as herein provided. Tenant shall not be required to make any structural repairs to the Demised Premises, unless such repairs are necessitated by reason of Tenant's negligence or breach of this Lease, or particular manner or use of the Demised Premises.

     B. Anything in this Lease to the contrary notwithstanding, it is agreed that there shall be no allowance to Tenant for a diminution in rental by reason of inconvenience or annoyance, arising from Landlord's failure to make any repairs, alterations, additions or improvements in or to any portion of the Property or the Demised Premises, or in and to the fixtures, appurtenances or equipment thereof unless such is caused by the willful conduct of Landlord. There shall be an abatement to Tenant in the rent due if there is a fire or catastrophe which prevents the use of the Property by the Tenant and which fire or catastrophe has been caused by the negligence of a third party other than Tenant, said allowance to be equal to a monthly rental allowance for each day the Demised Premises are unusable. Should an accident or other casualty occur on the Property or at the Demised Premises, Landlord reserves the right to interrupt, temporarily, and on written notice to Tenant, the supply of utility services or whatever else is necessary until repairs or improvements shall have been completed. There shall be no abatement in Basic Rent or Additional Rent because of any such interruption, if Landlord shall pursue such work with reasonable diligence and dispatch.

     9. Assignment. Supplementing the printed portion of this Lease, any assignment, subletting or occupancy made in contravention of the provisions of this article and the printed portion of this Lease shall not be binding upon Landlord and, at Landlord's option, may be treated as a nullity and of no force and effect whatsoever as against Landlord. In any event, no assignment, subletting or occupancy (with or without Landlord's consent) shall operate or be construed to release or diminish Tenant's liability under this Lease, and such liability shall continue in full force and effect. If Landlord should consent to any assignment, subletting or occupancy, neither such consent nor such assignment, subletting or occupancy, nor anything done pursuant thereto, shall relieve Tenant from the necessity of obtaining the express prior written consent of Landlord to any further assignment, subletting or occupancy.

     Notwithstanding the foregoing, Landlord agrees to permit Tenant to assign this Lease to an entity which is 100% owned by Tenant; provided that Tenant notifies Landlord in writing of such proposed assignment 30 days in advance of the date of such assignment; and provided, further, that Tenant furnishes to Landlord, at least ten (10) days in advance of such assignment, a duly executed assignment of this Lease, in form and substance satisfactory to Landlord's attorney.

     10. Landlord's Liability. Tenant hereby agrees that any judgment, decree or award obtained against Landlord or any succeeding owner of Landlord's interest in the Property, which is in any manner related to this Lease, the Property or Tenant's use or occupancy of the Property and/or the Demised Premises, shall be satisfied out of and limited to Landlord's equity in the Property, to the extent then owned by Landlord or such succeeding owner, and Tenant further agrees to look only to such asset and to no other asset of Landlord or such succeeding owner for satisfaction.

         11.      Liability Insurance

     A. Tenant shall maintain, at Tenant's expense during the Initial Term or any Extended Term of this Lease:

     i. Broad Form General Public Liability insurance with a combined bodily injury and property damage liability of at least $1,000,000/$3,000,000 and naming the Landlord as additional named insured.

     ii. All-Risk Property Insurance covering at least 80% of the replacement value of all fixtures, furniture, equipment, improvements or betterments installed or made by Tenant in or about the Demised Premises.

     iii. Such additional insurance coverages as Landlord may reasonably designate.

     B. All of the insurance required to be maintained or caused to be maintained by Tenant, as well as the form and issuer of such insurance, shall be subject to Landlord's reasonable approval and shall be issued by responsible companies licensed to do business in the State of New York.

     C. Landlord shall keep the Property insured against loss by fire with extended coverage, malicious mischief, storm damage, if available, and liability insurance, and against such other risks and in such amounts as Landlord in its reasonable discretion deems appropriate and necessary. Tenant shall be required to pay such insurance costs to Landlord as Additional Rent throughout the Initial Term or any Extended Term of this Lease.

     12. Waiver of Subrogation. Tenant hereby releases Landlord from liability for damage or destruction to Tenant's property, whether or not caused by acts or omissions of Landlord. Tenant agrees that its insurance policies covering Tenant's property will include a clause to the effect that such release shall not affect such policies or the rights of Tenant to recover thereunder; and if such a clause shall not be obtainable, then Tenant shall cause Landlord to be named as a co-insured under Tenant's policies of insurance pertaining to the Property and its contents.

     13. Indemnity. Tenant covenants and agrees to indemnify and hold harmless Landlord against and from any and all claims by or on behalf of any person arising from or in connection with (a) the conduct or management of, and the payment for, any work or things whatsoever done in or about the Property by or on behalf of Tenant (or any person holding or claiming through or under Tenant),
(b) any condition of the Property during the Initial Term or any Extended Term of this Lease and/or Tenant's occupancy thereof, or any use, non-use, possession, management or maintenance of the Property, (c) any breach or default on the part of Tenant in the performance of any covenants or obligations of Tenant under this Lease, (d) any act, negligence or fault of Tenant, or any of its agents, servants, employees, contractors, invitees or licensees, or of any person holding or claiming through or under Tenant, (e) any accident, injury or damage whatsoever caused to any person occurring in the Demised Premises or outside if caused by Tenant's negligence, during the Initial Term or any Extended Term of this Lease and/or during Tenant's occupancy of all of any part of the Property. In addition, Tenant shall indemnify and hold harmless Landlord against and from any costs and expenses paid or incurred by Landlord in obtaining possession of the Property after default by Tenant or upon the expiration or sooner termination of this Lease, or in enforcing any of Tenant's obligations hereunder. Tenant also agrees to indemnify and hold harmless Landlord against and from all costs, counsel fees, expenses and liabilities incurred in or about any claim and any action or proceeding brought thereon, and in case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord agrees to resist or defend such action or proceeding (by counsel reasonably satisfactory to Landlord, and for such purpose, Landlord agrees that any counsel designated by an insurer of Tenant shall be satisfactory to Landlord) unless Tenant causes the same to be discharged and satisfied. Tenant's obligations under this paragraph shall survive the expiration or sooner termination of this Lease.

     14. Late Charge. From and after five (5) days after the due date of any payment of Basic Rent, a late charge of six percent (6%) shall be immediately due as Additional Rent in addition to all of Landlord's other rights and remedies hereunder in the event of Tenant's default and shall be payable by Tenant as Additional Rent.

     15. Condition of Property. Tenant has examined the Demised Premises and agrees to accept same in the condition and state of repair existing as of the date hereof, and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare or maintain the Property and/or the Demised Premises for Tenant's occupancy.

     16. To the fullest extent permitted by law, Tenant shall defend, indemnify, and hold the Landlord and its agents harmless of and from any and all claims, suits, losses or expenses, whether direct or consequential (including legal fees and other expenses of litigation) arising out or in consequence of the performance of work, including, without limitation, wrongful death, bodily injury, property damage, and contractual and all other claims by any person, firm, or corporation.

     17. Tenant shall also furnish Landlord with a waiver of lien, certificate of insurance, and workers' compensation policy, naming Landlord as additional insured. Insurance coverages subject to review and approval by Landlord.

     18. Security. There shall be no security deposit required under the terms of this Lease.

     19. Liens. Tenant shall not create or suffer to be created or to remain, and shall within thirty (30) days after the filing or imposition thereof remove or discharge, by bonding or payment, any lien, encumbrance or charge upon the Demised Premises or the Property caused by, or in any manner related to, any act or alleged act of commission or omission on the part of Tenant, or any of its agents or contractors. Further, should any such lien be bonded and should Landlord or its agents be thereafter named as a party to any action or proceeding in respect of such bond or claim, Tenant agrees to indemnify and save harmless Landlord and its agents in respect thereof and to pay all costs and expenses (including legal fees) of Landlord and its agents related thereto. Tenant agrees to surrender the Demised Premises free and clear of all liens, charges or encumbrances of every nature and description, and free and clear of all violations thereon placed by any governmental or quasi-governmental body resulting from any act of omission or commission on the part of Tenant or any of its agents or contractors, or otherwise related to Tenant's use or occupancy of the Demised Premises. Nothing in this Lease contained shall be construed as constituting the consent or request of Landlord to any contractor, laborer or materialman for the performance of any labor or services or the furnishing of any materials for the improvement or repair of the Demised Premises.

     20. No Merger. There shall be no merger of Landlord's estate in the Demised Premises with Tenant's estate therein by reason of the fact that the same individual, partnership, firm or corporation or other entity may acquire or own such estates directly or indirectly. No such merger shall occur until all individuals, partnerships, firms, corporations and other entities having any interest in such estates, including any mortgagee, join in a written instrument effecting such merger and duly record it.

     21. End of Term. Upon the expiration or sooner termination of this Lease, Tenant shall, at its sole cost and expense, remove all Tenant-related debris and other property of Tenant located in and around the Demised Premises. Tenant shall repair any damage in connection with the removal of its property and restore the Demised Premises to its original condition, ordinary wear and tear excepted. The liability of Tenant under this provision shall survive the expiration or termination of this Lease.

22.      Miscellaneous.

     (a) This Lease shall not constitute an offer or create any rights in favor of Tenant and shall not obligate or be binding upon Landlord and shall have no force and effect unless and until this Lease is duly executed by Landlord and Tenant and a fully executed copy of this Lease is delivered by Landlord to Tenant.

     (b) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (c) No Waiver. If any clause, provision or section of this Lease be ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining provisions hereof.

     (d) Severability. The invalidity or unenforceability of any portion of the Lease shall in no way affect the validity or enforceability of any other provisions hereof.


                                              BRODSKY SIBLING REALTY JUNIPER
                                                ROAD, LLC, Landlord
                                              By:






                                              NATIONAL MEDICAL HEALTH
                                               CARD SYSTEMS, INC., Tenant
                                             By:

                                    EXHIBIT A

              To Lease Agreement dated as of August 1, 2001 between
            Brodsky Sibling Realty Juniper Road, LLC as Landlord and
              National Medical Health Card Systems, Inc. as Tenant

                                SCHEDULE OF RENT


August 1, 2001 through
  December 31, 2001                                    $66,000.00 per annum*
                                                       $ 5,500.00 per month

January 1, 2002 through
 December 31, 2002                                        $69,300.00 per annum
                                                          $ 5,775.00 per month

January 1, 2003 through
  December 31, 2003                                       $72,765.00 per annum
                                                           $6,063.75 per month

January 1, 2004 through
  December 31, 2004                                       $76,403.25 per annum
                                                           $6,366.94 per month

January 1, 2005 through
  December 31, 2005                                       $80,223.41 per annum
                                                           $6,685.28 per month










     *Represents annualized rent for first year of lease. Actual rent payable under this Lease for the first year is $27,500.